Exhibit 23.1




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Graco Inc. on Form S-8 of our report dated January 23, 1996, appearing in the Annual Report on Form 10-K of Graco Inc. for the year ended December 29, 1995.




/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Minneapolis, Minnesota
May 9, 1996

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